Exhibit 10.25

Health Discovery Corporation
2 East Bryan Street
Suite 610
Savannah, Georgia  31401

March 28, 2011

Stephen D. Barnhill, M.D.
2 Springfield Place
Savannah, Georgia 31411

RE:           Month-to-Month Extension of Employment Agreement

Dear Dr. Barnhill:

Reference is made to your Employment Agreement dated as of August 15, 2008 (the “Agreement”).  As you are aware, the Agreement had an original term of two years and expired on August 15, 2010.

This letter shall confirm that notwithstanding the expiration of the Agreement, HDC and you have agreed, effective as of August 15, 2010, to extend the term of the Agreement on a month-to-month basis.  Except as modified herein, all terms and conditions of the Agreement remain in full force and effect until the Agreement is terminated or expires in accordance with the terms thereof.

Health Discovery Corporation

By:	/s/ Joseph McKenzie, D.V.M
Joseph McKenzie, D.V.M.
Lead Director and Chair of the Compensation Committee

Acknowledged and Agreed to:

/s/ Stephen D. Barnhill M.D.	3-28-11
Stephen D. Barnhill, M.D.	Date